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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-70356) related Prospectus of Geron Corporation for the registration of 200,000 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2001, with respect to the consolidated financial statements and schedules of Geron Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                           /s/ ERNST & YOUNG LLP



Palo Alto, California
November 7, 2001